UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

9205 South Park Center Loop, Suite 400 Orlando, Florida 32819

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2019, SeaWorld Entertainment, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Sergio D. Rivera to serve as Chief Executive Officer (“CEO”) of the Company. In addition, the Board increased the size of the Board from seven to nine directors and elected Mr. Rivera and Neha Jogani Narang to serve as directors of the Company. Mr. Rivera will assume his CEO role and director role and Ms. Narang will assume her director role effective November 11, 2019 (the “Effective Date”). In connection with the appointment of Mr. Rivera as CEO, Marc G. Swanson, who has been serving as the Company’s Interim Chief Executive Officer, will resume his previous role of Chief Financial Officer and Treasurer and Elizabeth C. Gulacsy, who has been serving as the Company’s Interim Chief Financial Officer and Treasurer in addition to her role as the Company’s Chief Accounting Officer, will cease to serve as the Company’s Interim Chief Financial Officer and Treasurer, in each case effective on the Effective Date. Ms. Gulacsy will continue to serve as the Company’s Chief Accounting Officer.

Prior to joining the Company, Mr. Rivera, 57, served as President of Ocean Reef Club, a leading private residential club, from February 2019 until May 2019. From 2016 to September 2018, Mr. Rivera served as the Chief Executive Officer and President of the Vacation Ownership segment of ILG, Inc., a hospitality and leisure services company. Mr. Rivera is also the former President of The Americas for Starwood Hotels & Resorts Worldwide, Inc., a hotel and leisure company, a position he held from 2012 to 2016, and Chief Executive Officer and President of Starwood Vacation Ownership, Inc., formerly a wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc., a position he held from 2007 to 2016. Mr. Rivera served in a variety of capacities with Starwood Hotels & Resorts Worldwide, Inc. since 1998. Mr. Rivera serves as a director of Welltower, Inc. and formerly served as a director of ILG, Inc.

Ms. Narang, 35, has been an independent marketing consultant since 2018. From 2011 to 2017, she held positions of increasing responsibility at Facebook, Inc., where she most recently served as Director, Consumer and Developer Product Marketing from 2015-2017. Prior to joining Facebook, Ms. Narang was a consultant at The Boston Consulting Group from 2010-2011. Ms. Narang holds a Master of Business Administration from Stanford University Graduate School of Business and a bachelor’s degree from University of Southern California. Ms. Narang also has served on the Board of Directors of the Boys and Girls Clubs of San Francisco since 2018, a nonprofit organization. Ms. Narang has extensive digital, brand and product marketing expertise gained from her leadership roles at Facebook and her consulting experience.

Ms. Narang has been appointed as a member of the Company’s Revenue Committee.

For biographical information with respect to Mr. Swanson, see the information under the heading “Appointment of Interim Chief Executive Officer” in Item 5.02 of the Company’s Current Report on Form 8-K filed on September 16, 2019, which information is incorporated herein by reference.

There are no arrangements or understandings between any of Messrs. Rivera and Swanson and Ms. Narang and any other persons pursuant to which Mr. Rivera or Mr. Swanson was elected to serve as an executive officer or Mr. Rivera or Ms. Narang was elected to serve as a director of the Company. None of Messrs. Rivera and Swanson and Ms. Narang has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation of Director

In accordance with the Company’s “Outside Director Compensation Policy,” as amended, included in the Company’s Current Report on Form 8-K filed on June 13, 2019 with the Securities and Exchange Commission, Ms. Narang’s compensation for her services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of her service on the Board.

CEO Employment Agreement

The Company entered into an Employment Agreement with Mr. Rivera, dated November 6, 2019 (the “Employment Agreement”). The Employment Agreement provides for an initial three-year term with automatic renewal of the employment term for successive one-year periods thereafter. From the Effective Date, Mr. Rivera will serve as CEO of the Company and during the employment term he is entitled to: (i) an annual base salary of $600,000, subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee”) from time to time; provided that no decrease may be made; and (ii) an annual bonus opportunity with a target amount equal to 200% of his base salary (which, for fiscal year 2019, will be pro-rated), with 50% payable in cash and 50% payable in fully vested and unrestricted stock and otherwise consistent with the terms and conditions of the Company’s annual bonus plan. In addition, Mr. Rivera will receive (i) a one-time grant of options in respect of a number of shares of the Company’s common stock equal to $4,000,000 divided by the 30-day volume-weighted average price of the Company’s common stock on the date Mr. Rivera’s employment with the Company commences (the “Commencement Date”) and an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant (the “Sign-On Option Grant”) which will vest on the earlier of the third anniversary of the date of grant, the vesting date of the Sign-On PSU Grant (as defined below) and a change in control, (ii) a one-time grant of restricted stock units with a value on the Commencement Date (using the 30-day volume-weighted average price of the Company’s common stock) equal to $1,000,000 (the “Sign-On RSU Grant”) which will vest in three equal annual installments over the first three anniversaries of the date of grant; (iii) a one-time grant of performance stock units with a value on the Commencement Date (using the 30-day volume-weighted average price of the Company’s common stock) equal to $7,500,000 (the “Sign-On PSU Grant”) which will vest subject to the achievement of certain performance goals during the 2020-2022 calendar years (or, extended through the end of the 2023 calendar year, as applicable) to be determined by the Compensation Committee, subject to Mr. Rivera’s continued employment by the Company on the date of the applicable final determination. Pursuant to the Employment Agreement, Mr. Rivera will not be entitled to receive annual long-term equity incentive awards until the earlier of the beginning fiscal year 2023 or the fiscal year following the fiscal year with respect to which any portion of the Sign-On PSU Grant vests, or such earlier time as the Board may determine, in its sole discretion. The Company will also reimburse Mr. Rivera for up to $42,000 in reasonable attorney’s and consultancy fees incurred in the negotiation of the Employment Agreement and for reasonable business expenses.

In the event of a termination of Mr. Rivera’s employment by the Company without “cause” (as defined in the Employment Agreement) or by him for “good reason” (as defined in the Employment Agreement), subject to his execution of a general release of claims in favor of the Company, he would be entitled to receive: (v) a pro-rata portion of his annual bonus, subject to the achievement of the applicable performance goals, (w) a lump sum cash payment equal to two times (or three times, if the termination occurs within 12 months after a change in control) the sum of (A) his base salary and (B) the greater of the annual bonus earned in respect of the year prior to the fiscal year of termination (not to exceed the target annual bonus amount) and 100% of base salary, (x) full accelerated vesting of the Sign-On RSU Grant, (y) if such termination occurs in the second half of the fiscal year in which the Company achieves the applicable performance condition, vesting of a pro-rata portion of the Sign-On PSU Grant, and (z) subject to his election of COBRA continuation coverage, for a period of two years following the termination (or three years, if the termination occurs within 12 months after a change in control), a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage. If Mr. Rivera’s employment is terminated as a result of his death or “disability” (as defined in the Employment Agreement), he would be entitled to receive a pro-rated portion of the annual bonus in respect of the year in which his termination occurs and pro-rated vesting of the Sign-on Option Grant, the Sign-On RSU Grant, and the Sign-On PSU Grant. In addition, if the Company determines not to renew the Employment Agreement at the end of the term and Mr. Rivera resigns with “good reason” following notice of such non-renewal, he will be entitled to full vesting for the current performance period of the Sign-On PSU Grant, subject to the achievement of the performance metrics and the Sign-On Option Grant, in each case, to the extent the performance or vesting period would be completed by (or within 31 days of ) of the fiscal year in which such notice is delivered.

Pursuant to the terms of the Employment Agreement, Mr. Rivera is subject to non-competition and non-solicitation covenants that apply during his employment and for the greater of two years following termination of his employment or the duration of the applicable severance period. Mr. Rivera is also subject to an indefinite confidentiality covenant and Mr. Rivera and the Company are subject to an indefinite non-disparagement covenant.

The foregoing description of the Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01Regulation FD Disclosure

On November 7, 2019, the Company issued a press release to announce the appointment of Mr. Rivera as CEO of the Company and the election of Ms. Narang as a director of the Company. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth under this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 6, 2019, between SeaWorld Entertainment, Inc. and Sergio Rivera
99.1	Press release of SeaWorld Entertainment, Inc., dated November 7, 2019
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: November 7, 2019	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary